UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 12, 2009

IPC Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

0-27662	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification No.)

American International Building 29 Richmond Road Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

(441) 298-5100

(Registrant’s telephone number,

including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

At the annual general meeting of shareholders of IPC Holdings, Ltd. (“IPC”) held on June 12, 2009, IPC’s shareholders did not approve the proposals relating to a proposed amalgamation between IPC and Max Capital Group Ltd. (“Max”). Later that day, IPC received a notice from Max terminating the Agreement and Plan of Amalgamation, dated as of March 1, 2009, and amended on March 5, 2009, between IPC, IPC Limited and Max (the “Amalgamation Agreement”), pursuant to a provision of the Amalgamation Agreement permitting either party to terminate the agreement if a majority of IPC’s shareholders did not approve certain proposals relating to the proposed amalgamation. Pursuant to the Amalgamation Agreement, IPC is obligated to pay Max a termination fee of $50 million if, no later than June 12, 2010, IPC enters into or consummates an amalgamation or similar transaction with Validus Holdings, Ltd., which has made an unsolicited offer to acquire IPC prior to June 12, 2009.

A description of the Amalgamation Agreement appears under the heading “Agreement and Plan of Amalgamation” in the Current Report on Form 8-K filed by IPC with the Securities and Exchange Commission on March 2, 2009, and is incorporated herein by reference. The Amalgamation Agreement and the amendment thereto were attached as exhibits to the Current Reports on Form 8-K filed by IPC with the Securities and Exchange Commission on March 2, 2009, and March 10, 2009, respectively, and are also incorporated herein by reference.

A copy of a press release announcing the events described above is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Number	Description

99.1	Press release of IPC Holdings, Ltd., issued June 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC HOLDINGS, LTD.

By:	/s/ Melanie J. Saunders
Melanie J. Saunders Company Secretary

Date: June 12, 2009

EXHIBIT INDEX

Number	Description

99.1	Press release of IPC Holdings, Ltd., issued June 12, 2009.